Exhibit 4.2
Execution Version

FIRST SUPPLEMENTAL INDENTURE
by and between
FERRO CORPORATION,
and
U. S. BANK NATIONAL ASSOCIATION
as Trustee
Dated as of August 19, 2008
Supplemental to Indenture
Dated as of March 5, 2008
6.50% Convertible Senior Notes due 2013

ARTICLE 1
Definition

		Page

Section 1.01	Scope of Supplemental Indenture	1
Section 1.02	Definitions	2
ARTICLE 2
Issue, Description, Execution, Registration
and Exchange of Notes
ARTICLE 3
Particular Covenants of the Company

Section 3.01	Payment of Principal, Premium and Interest	12
Section 3.02	Maintenance of Office or Agency	13
Section 3.03	Additional Interest	13
Section 3.04	Further Instruments and Acts	13
Section 3.05	Reporting Obligations	13
ARTICLE 4
Defaults and Remedies
ARTICLE 5
Modifications and Amendments

Section 5.01	Modifications and Amendments Without Consent of Noteholders	19
Section 5.02	Modifications and Amendments With Consent of Holders of Notes	20

(continued)
ARTICLE 6
Consolidation, Merger, Sale, Conveyance and Lease

Page

Section 6.01	Company May Consolidate, Etc. on Certain Terms	21
ARTICLE 7
Conversion of Notes
ARTICLE 8
Repurchase of Notes at Option of Holders

Section 8.01	Repurchase at Option of Holders upon a Fundamental Change	39
Section 8.02	Withdrawal of a Fundamental Change Repurchase Notice	41
Section 8.03	Deposit of Fundamental Change Repurchase Price	42
ARTICLE 9
Subsidiary Guarantees

Section 9.01	Future Subsidiary Guarantors	42
Section 9.02	Mergers, Etc:	42
Section 9.03	Release	43
ARTICLE 10
Defeasance and Discharge Section

Section 10.01	No Defeasance	43
Section 10.02	Discharge of the Indenture.	43
ARTICLE 11
No Personal Liability of Directors, Officers, Employees and Stockholders

Section 11.01	No Personal Liability of Directors, Officers, Employees and Stockholders	43
ARTICLE 12
Sinking Funds

Section 12.01	No Sinking Funds.	44
ii

(continued)
ARTICLE 13
Miscellaneous Provisions

		Page

Section 13.01	Ratification and Incorporation of Base Indenture	44
Section 13.02	Governing Law	44
Section 13.03	No Security Interest Created	44
Section 13.04	Trust Indenture Act	44
Section 13.05	Benefits of Indenture	44
Section 13.06	Calculations	44
Section 13.07	Table of Contents, Headings, Etc.	45
Section 13.08	Execution in Counterparts	45
Section 13.09	Severability	45
EXHIBITS
iii

FIRST SUPPLEMENTAL INDENTURE
     THIS FIRST SUPPLEMENTAL INDENTURE dated as of August 19, 2008 (this “Supplemental Indenture”), is entered into by and between Ferro Corporation, an Ohio corporation (the “Company”), and U.S. Bank National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).
RECITALS
     A. The Company and the Trustee entered into that certain Indenture, dated as of March 5, 2008 (the “Base Indenture”), pursuant to which the Company may from time to time issue its Securities.
     B. Section 901(6) of the Base Indenture provides that the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee may, without the consent of the holders of the Securities, enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture.
     C. The Company has duly authorized the issue of 6.50% Convertible Senior Notes due 2013 (as they may be issued from time to time under this Supplemental Indenture, including any additional Notes, the “Notes”), and in connection therewith, the Company has duly determined to make, execute and deliver this Supplemental Indenture to set forth the terms and provisions of the Notes as required by the Base Indenture.
     D. The Company has determined that this Supplemental Indenture is authorized or permitted by Section 901 of the Base Indenture and has delivered to the Trustee an Opinion of Counsel to the effect that all conditions precedent provided for in the Base Indenture to the execution and delivery of this Supplemental Indenture have been complied with.
     E. The Form of Note, the Trustee’s Certificate of Authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for.
     F. All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, as provided in the Base Indenture, the valid and legally binding obligations of the Company have been done.
     G. All things necessary to make this Supplemental Indenture a valid and legally binding indenture and agreement according to its terms, and a valid and legally binding amendment of, and supplement to, the Base Indenture have been done.
     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Noteholders:
ARTICLE 1
Definitions
     Section 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture affected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, except as otherwise provided herein, and shall not apply to any other

Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Base Indenture.
     Section 1.02 Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture and for purposes of the Base Indenture as it relates to the Notes shall have the respective meanings specified in this Section 1.02. Except as otherwise provided in this Supplemental Indenture, all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Base Indenture. All other terms used in this Supplemental Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
     “Additional Interest” shall have the meaning specified in Section 4.02.
     “Additional Shares” shall have the meaning specified in Section 7.03(a).
     “Applicable Conversion Rate” means, with respect to any Note being converted, the sum of the Daily Conversion Rate Fractions for each Trading Day during the 20 Trading Days in the relevant Cash Settlement Averaging Period for such Note.
     “Applicable Daily Conversion Rate” on any day will be (a) if the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding such day is less than or equal to the Base Conversion Price, the Base Conversion Rate and (b) if such Last Reported Sale Price of the Common Stock is greater than the Base Conversion Price, the Base Conversion Rate plus a number of shares of Common Stock equal to the product of (i) the Incremental Share Factor and (ii) (A) the difference between such Last Reported Sale Price and the Base Conversion Price divided by (B) such Last Reported Sale Price.
     “Applicable Stock Price” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page FOE.N <Equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal U.S. national or regional securities exchange or quotation system on which the Common Stock is traded on such Trading Day, or, if such volume-weighted average price is not available, the Applicable Stock Price means the volume-weighted average price per share of Common Stock on such day as determined by a nationally recognized investment banking firm retained for this purpose by the Company. The Applicable Stock Price of other securities that constitute Reference Property and that are traded on a National Securities Exchange shall be determined in a manner substantially equivalent to the foregoing as determined in good faith by the Company.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Base Conversion Price” is a dollar amount (initially $32.336) equal to $1,000 divided by the Base Conversion Rate.

     “Base Conversion Rate” is initially 30.9253 shares of Common Stock, subject to adjustment as set forth herein.
     “Base Dividend Amount” means $0.145 in the aggregate in any single quarterly period per share of Common Stock outstanding, subject to adjustment. The Base Dividend Amount is subject to adjustment under the same circumstances under which the Base Conversion rate is subject to adjustment; provided, however, that no adjustment will be made to the Base Dividend Amount for any adjustment made to the Base Conversion Rate pursuant to 7.04(d).
     “Base Indenture” shall have the meaning set forth in Recital A.
     “Bid Solicitation Agent” means the agent of the Company appointed to obtain quotations for the Notes as set forth under the definition of Trading Price, which agent shall at no time be an Affiliate of the Company. The Company may, from time to time, change the Bid Solicitation Agent.
     “Cash Settlement Averaging Period” with respect to any Note being converted means the 20 consecutive Trading Day period beginning on and including the second Trading Day after the Conversion Date, except that with respect to any Conversion Date that is on or after the 24th Scheduled Trading Day immediately preceding the Maturity Date, the Cash Settlement Averaging period means the 20 consecutive Trading Days beginning on and including the 22nd Scheduled Trading Day prior to the Maturity Date.
     “close of business” means 5:00 p.m. (New York City time).
     “Common Stock” means the common stock, par value $0.01 per share, of the Company, which stock is listed on the New York Stock Exchange at the date of this Supplemental Indenture, or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means Ferro Corporation, an Ohio corporation, and subject to the provisions of Article 6 hereof and Article V of the Base Indenture, shall include its successors and assigns.
     “Conversion Agent” shall have the meaning specified in Section 3.02.
     “Conversion Date” shall have the meaning specified in Section 7.02(d).
     “Conversion Obligation” shall have the meaning specified in Section 7.01(a).
     “Credit Agreement” means the Amended and Restated Credit Agreement, dated June 8, 2007, among the Company, certain of its subsidiaries, Credit Suisse Securities (USA) LLC, as term loan administrative agent, National City Bank, as revolving loan administrative agent and collateral agent, KeyBank National Association, as documentation agent, Citigroup Global Markets, Inc., as syndication agent, and various financial institutions as lenders, providing for up to $665 million of revolving credit and term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

     “Custodian” means U. S. Bank National Association, as custodian for the Depositary, with respect to the Notes in global form, or any successor entity thereto.
     The “Daily Conversion Rate Fraction” for each Trading Day during the relevant Cash Settlement Averaging Period shall be determined as follows:
     (a) if the Applicable Stock Price of the Common Stock on such Trading Day is less than or equal to the Base Conversion Price, the Daily Conversion Rate Fraction for such Trading Day shall be equal to 1/20th of the Base Conversion Rate; and
     (b) if the Applicable Stock Price of the Common Stock on such Trading Day is greater than the Base Conversion Price, the Daily Conversion Rate Fraction for such Trading Day shall be equal to 1/20th of the following:

Base Conversion Rate +	Applicable Stock Price of Common Stock on such Trading Day — Base Conversion Price	x Incremental Share Factor

Applicable Stock Price of Common Stock on such Trading Day
     Notwithstanding the foregoing, if the Daily Conversion Rate Fraction for any Trading Day in the relevant Cash Settlement Averaging Period would otherwise be greater than the Daily Share Cap, the Daily Conversion Rate Fraction for such Trading Day shall be equal to the Daily Share Cap.
     “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, the product of (a) the Daily Conversion Rate Fraction for such day and (b) the Applicable Stock Price of the Common Stock on such day. For purposes of the foregoing, the Daily Conversion Value of Reference Property will be determined by reference to (a) in the case of Reference Property or part of Reference Property that is traded on a National Securities Exchange, the Applicable Stock Price of such security or common stock, (b) in the case of any other property other than cash, the value thereof as determined by two independent nationally recognized investment banks as of the effective date of the transaction and (c) in the case of cash, 100% of the amount thereof.
     “Daily Settlement Amount” means for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period (1) cash equal to $50 or, if less, the Daily Conversion Value; and (2) to the extent the Daily Conversion Value exceeds $50, the Daily Share Amount.
     “Daily Share Amount” means a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and $50, divided by (B) the Applicable Stock Price of the Common Stock for such day.
     “Daily Share Cap” means, in respect of each $1,000 principal amount of Notes, 1/20th of 49.4805 shares of Common Stock, subject to adjustment in the same manner as the Base Conversion Rate as set forth herein.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.05 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the Schedule of Exchanges of Interests in the Global Note attached hereto.

     “Designated Institution” shall have the meaning specified in Section 7.02(l).
     “Distributed Property” shall have the meaning specified in Section 7.04(c).
     “Effective Date” means, with respect to a Make-Whole Fundamental Change, a Merger Event, a consolidation, merger, share exchange, sale of all or substantially all of the Company’s assets or other similar transaction, the date on which such event or transaction becomes effective.
     “Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date on which the shares of the Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
     “Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:
     (a) a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors and (i) files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (ii) the Company otherwise becomes aware of any such person or group; provided that this clause (a) shall not apply to a transaction covered in clause (d) below, including any exception thereto; or
     (b) the Common Stock or shares of common stock, depositary receipts or other certificates representing common equity interests into which the Notes are then convertible cease to be listed for trading on a National Securities Exchange for a period of 20 consecutive Trading Days; or
     (c) the first day on which a majority of the members of the board of directors of the Company does not consist of continuing directors; or
     (d) a consolidation, merger or binding share exchange to which the Company is a party, or any conveyance, transfer, sale, lease or other disposition in a single transaction or a series of related transactions of all or substantially all of the Company’s properties and assets other than (i) any transaction that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s capital stock and pursuant to which holders of the Company’s capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person (or any parent thereof) immediately after giving effect to such transaction or (ii) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving Person; or
     (e) the Company’s shareholders approve any plan or proposal for the Company’s liquidation or dissolution.
     For purposes of this Fundamental Change definition: (a) “board of directors” means the board of directors or other governing body charged with the ultimate management of any person; (b) “continuing director” means a director who either was a member of the board of directors of the Company on the date hereof, or who becomes a member of the board of directors subsequent to that date and whose initial election, appointment or nomination for election by the Company’s shareholders is duly approved by a majority of the continuing directors on the board of directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the board of directors of the Company in which such individual is named as a nominee for director; and (c) “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     Notwithstanding the foregoing, a Fundamental Change will be deemed not to have occurred if 90% or more of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (d) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a National Securities Exchange and, as a result of the transaction or transactions, the Notes become convertible, upon satisfaction of the conditions to conversion, into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto) and other applicable consideration.
     “Fundamental Change Company Notice” shall have the meaning specified in Section 8.01(b).
     “Fundamental Change Expiration Time” shall have the meaning specified in Section 8.01(b).
     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 8.01(a).
     “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 8.01(a).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 8.01(a).
     “Global Note” shall have the meaning specified in Section 2.05(b).
     “Incremental Share Factor” means initially 18.5552 shares of Common Stock, subject to the same proportional adjustment as the Base Conversion Rate as set forth herein.
     “Indenture” means the Base Indenture, as amended and supplemented by this Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.
     “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including (unless context otherwise requires) Defaulted Interest, if any, and Additional Interest, if any.
     “Interest Payment Date” means each February 15 and August 15 of each year, beginning on February 15, 2009.
     “Interest Record Date,” with respect to any Interest Payment Date, shall mean the February 1 or August 1 (whether or not such day is a Business Day) immediately preceding the applicable February 15 or August 15 Interest Payment Date, respectively.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the

Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in clause (a) or clause (d) of the definition of Fundamental Change.
     “Market Disruption Event” means (a) failure by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence on any Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock for an aggregate period in excess of one half hour.
     “Maturity Date” means August 15, 2013.
     “Merger Event” shall have the meaning specified in Section 7.06.
     “National Securities Exchange” means a U.S. national securities exchange or quotation system, including the New York Stock Exchange, the NASDAQ Global Select Market and the NASDAQ Global Market.
     “Noteholder” or “Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.
     “Note Register” shall have the meaning specified in Section 2.05(a).
     “Note Registrar” shall have the meaning specified in Section 2.05(a).
     “Notes” shall have the meaning specified in Recital C.
     “Notice of Conversion” shall have the meaning specified in Section 7.02(b).
     “open of business” means 9:00 a.m. (New York City time).
     “Paying Agent” shall have the meaning specified in Section 3.02.
     “Record Date” shall have the meaning specified in Section 7.04(f).
     “Reference Property” shall have the meaning specified in Section 7.06(a).
     “Rights” shall have the meaning specified in Section 7.10.
     “Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

     “Senior Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for up to $765 million of revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
     “Settlement Amount” shall have the meaning specified in Section 7.02(a).
     “Shareholder Rights Plan” shall have the meaning specified in Section 7.10(a).
     “Significant Subsidiary” shall have the meaning specified in Regulation S-X under the Securities Act.
     “Spin-Off” shall have the meaning specified in Section 7.04(c).
     “Stock Price” means (a) in the case of a Make-Whole Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock and (b) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices per share of Common Stock over the period of five consecutive Trading Days ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Days.
     “Subsidiary Guarantors” means any other Subsidiary of the Company that provides a Guarantee of the Notes in accordance with Section 9.01 hereof and their successors.
     “Trading Day” means a day during which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading and during which there is no Market Disruption Event; provided that if the Common Stock is not listed for trading on a U.S. national or regional securities exchange or quotation system, “Trading Day” will mean a Business Day.
     “Trading Price” with respect to the Notes, on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million aggregate principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include any of the Underwriters; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.
     “Trigger Event” shall have the meaning specified in Section 7.10.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Supplemental Indenture, except as provided in Section 7.06; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
     “Underwriters” means Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Morgan Stanley & Co. Incorporated, NatCity Investments, Inc., Piper Jaffray & Co. and Greenwich Capital Markets, Inc.
ARTICLE 2
Issue, Description, Execution, Registration
and Exchange of Notes
     Section 2.01 Designation and Amount; Ranking. The Notes shall be designated as the “6.50% Convertible Senior Notes due 2013” and shall constitute a series of Securities under the Base Indenture. The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to $172,500,000 aggregate principal amount (including up to $22,500,000 of Notes that may be issued upon exercise of the option to purchase additional Notes granted to the Underwriters with respect to the initial sale of the Notes), subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to this Supplemental Indenture or the Base Indenture.
     Section 2.02 Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Supplemental Indenture.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any U.S. national or regional securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
     The Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Supplemental Indenture. Payment of principal, accrued and unpaid interest and premium, if any (including any Fundamental Change Repurchase Price, Repurchase Price), on the Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.
     Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Person in whose name any Note (or its predecessor security) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States, which shall initially be the office of the Trustee at 1350 Euclid Avenue, Cleveland, Ohio 44115 and its agency in New York, New York. The Company shall pay interest (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal amount of Notes in excess of $1,000,000, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary) or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Section 2.04 Payments of Additional Interest. If required by Section 4.02, each Note shall bear Additional Interest in the manner set forth herein. Whenever in this Supplemental Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in Section 4.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
     Section 2.05 Exchange and Registration of Transfer of Notes; Depositary.
     (a) The Company shall cause to be kept at the corporate trust office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 3.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” and shall constitute a Security Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 3.02.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 8 hereof.

     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (b) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. Except as provided below and except as otherwise required by law, all Notes shall be represented by one or more Notes in the form of Global Securities (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian for the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Definitive Note, shall be effected through the Depositary in accordance with this Supplemental Indenture and the procedures of the Depositary therefor.
     Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 calendar days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days or (iii) an Event of Default in respect of the Notes has occurred and is continuing, and any Noteholder has requested that the Notes be issued in definitive form in exchange for a Global Note, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each person that the Depositary identifies as a beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.
     Definitive Notes issued in exchange for all or a part of a Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.
     At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives Definitive Notes therefor or any Definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

     None of the Company, the Trustee, nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Section 2.06 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
     Section 2.07 Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen this Supplemental Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder; provided that no such additional Notes will be treated as part of the same series as the Notes unless such additional Notes will be part of the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters required by Section 102 of the Base Indenture. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.
ARTICLE 3
Particular Covenants of the Company
     Section 3.01 Payment of Principal, Premium and Interest. The Company covenants and agrees that it will cause to be paid the principal of and premium, if any (including the Fundamental Change Repurchase Price), and accrued and unpaid interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
     Section 3.02 Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency of any Person authorized by the Company to pay the principal of or premium and interest on the Notes on behalf of the Company, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency within five (5) calendar days of such change. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office or the office or agency of the Trustee.
     The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

     The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian, Bid Solicitation Agent and Conversion Agent and the corporate trust office and the office or agency of the Trustee each shall be considered as one such office or agency of the Company for each of the aforesaid purposes; provided that the Trustee may appoint an agent, reasonably acceptable to the Company, to perform the duties of the Bid Solicitation Agent and Conversion Agent.
     Section 3.03 Additional Interest. If Additional Interest is payable by the Company, the Company shall deliver to the Trustee, on or before the Interest Record Date preceding the date that such Additional Interest is payable, an Officers’ Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until the Trustee has received at the corporate trust office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.
     Section 3.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.
     Section 3.05 Reporting Obligations. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission (unless the Commission will not accept such a filing) within the time periods specified in the Exchange Act and, within 15 days of filing, or attempting to file, the same with the Commission, furnish to the Trustee and the holders of the outstanding Notes:
     (a) all quarterly and annual financial and other information with respect to the Company and its subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and
     (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
     So long as the Company is required to file periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, the Company’s obligation to deliver the information referred to above shall be deemed satisfied upon the filing of such information in the EDGAR system and the giving of notice to the Trustee as to the public availability of such information from such source.
ARTICLE 4
Defaults and Remedies
     With respect to the Notes, Article Five of the Base Indenture shall be replaced in its entirety with the following:
     Section 4.01 Events of Default.

     Each of the following is an “Event of Default”:
     (a) default by the Company in the payment of any principal amount or any Fundamental Change Purchase Price, in each case when due and payable, whether at the Maturity Date, upon required purchase, acceleration or otherwise;
     (b) default by the Company in the payment of any interest under the Notes, which default continues for 30 days;
     (c) failure by the Company to issue a Fundamental Change Company Notice when such notice becomes due in accordance with Section 8.01(b);
     (d) failure by the Company to deliver when due of all cash and any shares of Common Stock or other consideration payable upon conversion with respect to the Notes, which failure continues for 10 days;
     (e) failure by the Company to comply with Section 6.01 hereof upon the Company’s receipt of written notice of such default from the Trustee or from Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 30 days after receipt of such notice;
     (f) failure by the Company to comply with or to perform any of its other agreements in the Notes or the Indenture upon receipt of notice of such default from the Trustee or from Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;
     (g) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), which default is caused by a failure to pay principal of or premium or interest on such indebtedness prior to the expiration of any grace period provided in such indebtedness, including any extension thereof (a “payment default”), or results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates in excess of $25.0 million and provided, that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;
     (h) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:
     (i) commences a voluntary case,
     (ii) consents to the entry of an order for relief against it in an involuntary case,
     (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (iv) makes a general assignment for the benefit of its creditors, or

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any of its Significant Subsidiaries;
     (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or
     (iii) orders the liquidation of the Company or any of its Significant Subsidiaries;
and the order or decree remains unstayed and in effect for 60 consecutive days.
     The Company is required to notify the Trustee in writing within five business days upon becoming aware of the occurrence of any Event of Default under this Supplemental Indenture known to the Company. The Trustee shall not be deemed to have notice or be charged with knowledge of any Event of Default unless written notice of such Event of Default from the Company or any Holder is received by the Trustee at its corporate trust office, and such notice references the Notes and this Supplemental Indenture.
     Section 4.02 Sole Remedy for Failure to Report. Notwithstanding any other provision of the Indenture, if the Company so elects, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Section 3.05 will, for the period beginning on the 91st calendar day after the written notice of the occurrence of such failure to report from the Trustee or Holders of 25% of the outstanding principal amount of the Notes, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes (the “Additional Interest”). This Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. If the Company so elects, this Additional Interest will accrue on all outstanding Notes from and including the 91st day following the date of such written notice of the failure to comply with Section 3.05 to but not including the date on which the Event of Default relating to the reporting obligations as set forth in Section 3.05 shall have been cured or waived. On the 180th calendar day after the commencement of such Additional Interest (if such violation is not cured or waived prior to such 180th calendar day), the Notes will be subject to acceleration upon written notice from the Trustee or holders of 25% of the outstanding principal amount of the Notes.
     In order to exercise the extension right and elect to pay the Additional Interest as the sole remedy following the occurrence of any Event of Default relating to the failure to comply with Section 3.06 in accordance with the preceding paragraph, the Company must notify all Noteholders and the Trustee and Paying Agent of such election prior to the close of business on the 91st calendar day after the written notice to the Company of such failure to report (or, if such date is not a Business Day, on the first Business Day thereafter). Upon the Company’s failure to timely give such notice, the Notes will be subject to acceleration as provided above.
     Notwithstanding the preceding paragraph, if an Event of Default occurs under any other series of the Company’s debt securities issued subsequent to the issuance of the Notes resulting from its failure to comply with such reporting obligations and such Event of Default is not subject to extension on terms similar to the above and results in the principal amount of such debt securities becoming due and payable, then the extension right will no longer apply and the Notes will be subject to acceleration as provided above.
     For the avoidance of doubt, the provisions of this Section 4.02 will not affect the rights of Noteholders in the event of the occurrence of any other Event of Default.

Section 4.03 Acceleration.
     In the case of an Event of Default specified in clause (h) or (i) of Section 4.01 hereof, with respect to the Company or any Significant Subsidiary, the principal amount of all outstanding Notes and any accrued interest thereon through the date of such event will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all outstanding Notes and any accrued interest thereon through the date of such declaration to be due and payable immediately.
     Upon any such declaration, the Notes shall become due and payable immediately.
     The holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Noteholders, rescind an acceleration or waive any existing default or Event of Default and its consequences under this Indenture except a continuing default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.
Section 4.04 Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may commence and maintain a suit or other proceeding to collect any indebtedness or enforce its rights or the rights of the Holders even if it does not possess any of the Notes or does not produce any of them in the proceeding, but will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 4.05 Waiver of Past Defaults.
     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the holders of all of the Notes waive an existing default or Event of Default and its consequences hereunder, except
     (a) a continuing default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); or
     (b) a continuing default or Event of Default in the delivery of cash, Common Stock or other consideration due upon conversion of any Note.
     Section 4.06 Control by Majority.
     Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other holders of Notes or that may involve the Trustee in personal liability.

Section 4.07 Limitation on Suits.
     Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may institute any suit, action, or proceeding for the enforcement of the Supplemental Indenture and applicable provisions of the Base Indenture for execution of any trust under this Supplemental Indenture, and may not pursue any remedy against the Trustee with respect to this Supplemental Indenture or the Notes unless:
     (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing;
     (ii) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested in writing the Trustee to pursue the remedy;
     (iii) such Noteholders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
     (iv) the Trustee has not complied with such written request within 15 days after the receipt of the request and the offer of security or indemnity; and
     (v) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction or instruction inconsistent with such request within such 15-day period.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 4.08 Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 4.09 Collection Suit by Trustee.
     If an Event of Default specified in Section 4.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and after provision for such costs and expenses, such trust shall be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
Section 4.10 Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the TIA in order to have claims of the Noteholders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of the Base Indenture.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 4.11 Priorities.
     If the Trustee collects any money pursuant to this Article 4, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 607 of the Base Indenture hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to holders of Notes pursuant to this Section 4.11.
Section 4.12 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.12 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 4.08 hereof, or a suit by holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 5
Modifications and Amendments
     Section 5.01 Modifications and Amendments Without Consent of Noteholders.
     With respect to the Notes, the numbered paragraphs (1) through (12) in Section 901 of the Base Indenture shall be replaced in their entirety with the following:
     (a) to evidence a successor to the Company and the assumption by that successor of the Company’s obligations under the Indenture and the Notes;
     (b) to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company;
     (c) to secure the Company’s obligations in respect of the Notes;
     (d) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;
     (e) to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise;
     (f) to provide for conversion rights of Holders if any reclassification or change of common stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise comply with the provisions of the Indenture in the event of such a transaction;
     (g) to increase the Conversion Rate in accordance with the terms of the Notes;
     (h) to cure any ambiguity, omission, defect or inconsistency in the Indenture; or
     (i) to make any change that does not adversely affect the rights of the Holders in any material respect;
     (j) to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s prospectus supplement, dated August 13, 2008, relating to the initial offering of the Notes;
     (k) to permit the authentication and delivery of additional Notes; or
     (l) to provide for uncertificated notes in addition to or in place of certificated notes.
     Section 5.02 Modifications and Amendments With Consent of Holders of Notes.
     With respect to the Notes, numbered paragraphs (1) through (3) in Section 902 of the Base Indenture shall be replaced in its entirety with the following:
     (a) alter the manner of calculation or rate of accrual of interest on the Note or change the time of payment of any installment of interest;
     (b) make the Note payable in money or securities other than that stated in the Note;

     (c) change the stated maturity of the Note;
     (d) reduce the principal amount or Fundamental Change Repurchase Price with respect to the Note;
     (e) make any change that adversely affects the rights of a Holder to convert the Note or, except as provided for in this Indenture, changes the consideration to be received upon any such conversion;
     (f) make any change that adversely affects the right to require the Company to purchase the Note;
     (g) impair the right to institute suit for the enforcement of any payment with respect to the Note or with respect to conversion of the Note; or
     (h) reduce the percentage in principal amount of the Notes, the consent of whose holders is required in order to modify or amend the Indenture or waive any past defaults in the payment of principal, premium, if any, or interest on the Notes.
ARTICLE 6
Consolidation, Merger, Sale, Conveyance and Lease
     Section 6.01 Company May Consolidate, Etc. on Certain Terms. Notwithstanding anything to the contrary in Section 801 of the Base Indenture, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the Company’s properties and assets to any successor Person in a single transaction or series of related transactions, unless:
     (a) either:
     (i) the resulting, continuing, surviving or transferee Person is the Company; or
     (ii) the resulting, continuing, surviving or transferee Person, if other than the Company, is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture;
     (b) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and
     (c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture comply with the Indenture.
     Any reference in the Base Indenture to Section 801 therein shall, for the Notes, be deemed a reference to this Section 6.01.
ARTICLE 7
Conversion of Notes
     Section 7.01 Right to Convert.

     (a) Subject to the provisions of this Article 7, on or prior to the close of business on the Business Day immediately preceding the Maturity Date, each Noteholder shall have the right, at such Noteholder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Noteholder’s Note into cash, and, if applicable, Common Stock as provided herein. The obligation of the Company to convert the Notes is referred to as the “Conversion Obligation.” The delivery to the Noteholder of the Settlement Amount together with any cash payment for such holder’s fractional shares as provided in Section 7.02(k), will be deemed to satisfy the Company’s obligation to pay the principal amount of the Notes and to satisfy the Company’s obligation to pay accrued and unpaid interest through the Conversion Date, except as provided in Section 7.02(i). Holders of Common Stock issued upon conversion, if any, will not be entitled to receive any dividends payable to holders of Common Stock as of a record date before the applicable Conversion Date.
     Notwithstanding the foregoing, prior to June 15, 2013, the Notes are convertible only in the circumstances described below in clauses (i)-(iii). On or after June 15, 2013, a Noteholder may surrender Notes for conversion at any time prior to the close of business on the Business Day immediately preceding the Maturity Date without regard to such conditions.
     (i) Conversion Upon Satisfaction of Common Stock Price Condition. Notes may be converted during any calendar quarter commencing after September 30, 2008, and only during such quarter, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the quarter immediately preceding such quarter (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading Days, of any event requiring adjustment of the Base Conversion Price under this Indenture) is more than 130% of the Base Conversion Price on such last Trading Day.
     (ii) Conversion Upon Satisfaction of Trading Price Condition. Notes may be converted during the five consecutive Business Days after any five consecutive Trading Days on which the Trading Price of $1,000 principal amount of Notes, as determined by the Trustee following a request by a Noteholder in accordance with the procedures described below in Section 7.01(c), for each Trading Day of such five Trading Days was less than 97% of the product of the Last Reported Sale Price of the Common Stock for such Trading Day and the Applicable Daily Conversion Rate on such day.
     (iii) Conversion Upon Specified Corporate Transactions.
     A Note may be converted during the applicable time period specified below if:
          (A) the Company makes a distribution to all or substantially all holders of Common Stock of rights, warrants or options entitling them to subscribe for or purchase, for a period expiring not more than 45 days after the Record Date of the distribution, shares of Common Stock at a price per share less than the average Last Reported Sale Prices of the Common Stock for the 10 Trading Days immediately preceding the date such distribution was first publicly announced;
          (B) the Company makes a distribution, to all or substantially all holders of Common Stock, of cash or other assets, debt securities, or rights or warrants to purchase the Company’s securities (other than those described in Section 7.04(a) or (b)), where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) exceeds 15% of the average of the Last Reported Sale Prices of the Common Stock for the ten Trading Days immediately preceding the date such distribution was first publicly announced;
          (C) the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction (in each case other than with one of the Company’s wholly-owned Subsidiaries), in each case pursuant to which the Common Stock would be converted into (or holders of Common Stock would be entitled to receive) cash, securities or other property; or
          (D) a Fundamental Change occurs.
     In the event of a distribution described in Sections 7.01(a)(iii)(A) and (B), the Company shall cause a written notice of such distribution to be given to the Trustee and the Conversion Agent and to be mailed to each Noteholder no later than 25 Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Noteholders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the Company’s announcement that such distribution will not take place. If such distribution does not occur as anticipated, the Company will issue a press release and notify the holders who have elected to convert their Notes promptly after the Company determines that such transaction will not occur and each such holder may elect to withdraw any then pending election to convert by a written notice of withdrawal delivered to the Conversion Agent within 10 Business Days (or longer period if required by law) after the Company makes such announcement. In such event, the Noteholders who do not make such a withdrawal election will receive the applicable Settlement Amount with respect to Notes surrendered for conversion three Trading Days following the later of (i) the end of the applicable Cash Settlement Averaging Period or (ii) the expiration of the 10 Business Day (or longer period if required by law) withdrawal period referred to above. Notwithstanding Sections 7.01(a)(iii)(A) and (B) above, Holders of the Notes may not surrender their Notes for conversion if they participate (as a result of holding the Notes, and at the same time as holders of Common Stock) in any of the transactions described in Sections 7.01(a)(iii)(A) or (B) as if such holders of the Notes held a number of shares of the Common Stock equal to the Applicable Conversion Rate, (assuming for calculation purposes that the applicable Cash Settlement Averaging Period for the Notes consists of the 20 consecutive Trading Days ending on and including the Trading Day immediately preceding the Ex-Dividend Date) multiplied by the original principal amount of Notes held by such Noteholders divided by $1,000, without having to convert their Notes.
     In the event of a transaction described in Sections 7.01(a)(iii)(C) or (D), the Company shall cause a written notice of such transaction to be given to the Trustee (and if different, the Conversion Agent) and the Conversion Agent and to each Noteholder (i) with respect to a transaction that constitutes a Make-Whole Fundamental Change, as set forth in 7.03(d), (ii) with respect to a transaction that constitutes a Fundamental Change that does not constitute a Make-Whole Fundamental Change, as set forth in Section 8.01(b) and (iii) with respect any other such transaction no later than the date on which such transaction becomes effective. Once the Company has given any such notice, a Holder may surrender its Notes for conversion at any time from and including the Effective Date of such transaction until and including the date that is 30 days after the Effective Date of such transaction or, if later with respect to a transaction that constitutes a Fundamental Change, until and including the Business Day immediately preceding the Fundamental Change Repurchase Date with respect to such Fundamental Change.
     (b) For each fiscal quarter of the Company commencing prior to January 1, 2013, the Company shall determine, on the first Business Day following the last Trading Day of the immediately preceding quarter, whether the Notes are convertible pursuant to clause (i) of Section 7.01(a). If the conditions set forth in clause (i) of Section 7.01(a) have been met, the Company shall so notify the Trustee and mail to each Noteholder a written notice.
     (c) The Trustee shall have no obligation to determine the Trading Price of the Notes pursuant to clause (ii) of Section 7.01(a) unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request unless a Noteholder who holds at least $2,000,000 principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes is reasonably likely to be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Daily Conversion Rate then in effect on such date. If a Noteholder provides such evidence or if the Company otherwise elects to require such determination, the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Notes is greater than or equal to 97% of the product of the Last Reported Sale price of the Common Stock and the Applicable Daily Conversion Rate on such date. The Trustee shall promptly notify the Company of its determination on each such day. If the condition set forth in clause (ii) of Section 7.01(a) has been met, the Company shall so notify the Noteholders.
     (d) For purposes of clause (ii) of Section 7.01(a), if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of Notes from an independent nationally recognized securities dealer on a Trading Day, then the Trading Price of Notes will be deemed to be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Daily Conversion Rate for such Trading Day.
Section 7.02 Conversion Procedure; Payment Upon Conversion.
     (a) Subject to this Section 7.02, the Company will satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes surrendered for conversion by delivering a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the applicable Cash Settlement Averaging Period.
     The Company shall deliver the Settlement Amount to the Noteholders who have surrendered Notes for conversion on the third Business Day immediately following the last day of the Cash Settlement Averaging Period in respect of such Notes.
     The (i) Applicable Conversion Rate, (ii) cash component of the Settlement Amount, (iii) number of full shares of Common Stock, if any, to be delivered, and (iv) cash deliverable in lieu of fractional shares pursuant to Section 7.02(k), if any, shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination, the Company shall provide written notice to the Trustee and the Conversion Agent of such determination. The Trustee and the Conversion Agent shall have no responsibility for any such determination.
     (b) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 7.02(i) and, if required, all transfer or similar taxes, if any, as set forth Section 7.02(f) and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for the shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered,

(2) surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 7.02(i), (4) if required, furnish appropriate endorsements and transfer documents, and (5) if required, pay all transfer or similar taxes, if any, as set forth in Section 7.02(f). The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 8 on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 8.02.
     If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (c) [RESERVED]
     (d) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in Section 7.02(b) above. The payment of cash and delivery of shares of Common Stock, if any, and the payment of cash, if any, in lieu of fractional shares, pursuant to Section 7.02(a) in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 7.02(a) by (i) payment of the cash comprising a portion of the Settlement Amount (including amounts of cash in lieu of the issuance of any fractional shares, if any), and (ii) by issuing or causing to be issued, and delivering to the Conversion Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such holder shall be entitled as part of such Conversion Obligation.
     (e) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
     (f) If a holder submits a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, upon the conversion. However, the holder shall pay any such tax that is due because the holder requests any such shares of Common Stock to be issued in a name other than the holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     (g) Except as provided in Section 7.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note with a record date after the Conversion Date.
     (h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

     (i) If Notes are converted after the close of business on a Interest Record Date but prior to the open of business on the immediately following Interest Payment Date, holders of such Notes as of the close of business on the Interest Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes, upon surrender for conversion during the period from the close of business on any Interest Record Date but prior to the open of business on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of the interest payable on the Notes so converted; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date but on or prior to the Business Day immediately following the related Interest Payment Date, (2) to the extent of any overdue interest, if any, existing at the time of conversion with respect to such Note or (3) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date and before the close of business on the Business Day immediately preceding the Maturity Date. Except as described above, no payment or adjustment will be made for accrued and unpaid interest on converted Notes.
     (j) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the applicable Conversion Date. Upon conversion of Notes, such Person shall no longer be a Noteholder.
     (k) No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. Instead of any fractional share of Common Stock or securities representing fractional shares of Common Stock that would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share), as determined by the Company, in an amount equal to the same fraction of the average of the Applicable Stock Prices on each Trading Day of the applicable Cash Settlement Averaging Period. For purposes of the foregoing, fractional shares arising from the calculation of the Daily Settlement Amount for any day in the Cash Settlement Averaging Period shall be aggregated with fractional shares for all other days in such period in determining the Settlement Amount, and any whole shares resulting therefrom shall be issued and any remaining fractional shares shall be paid in cash as provided herein. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.
     (l) When a Noteholder surrenders Notes for conversion, the Company may, at its election, direct, in writing, the Conversion Agent to surrender such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Institution must agree to deliver, in exchange for such Notes, the cash and the number of shares of Common Stock, if any, due upon conversion based upon the Applicable Conversion Rate in full satisfaction of the Conversion Obligation, as determined pursuant to Section 7.02(a). If such an election is made, then by the close of business on the Scheduled Trading Day immediately preceding the start of the Cash Settlement Averaging Period, the Company will provide written notification to the Trustee and Noteholder surrendering the Notes for conversion that it has directed the Designated Institution to make an exchange in lieu of conversion. If the Designated Institution accepts any such Notes, it will deliver the cash and the number of shares of Common Stock, if any, due upon conversion to the Conversion Agent, and the Conversion Agent will deliver such cash and shares of Common Stock to the converting Noteholder. Any Notes exchanged by the Designated Institution will remain outstanding. If the Designated Institution does not accept the Notes for exchange or agrees to accept any Notes for exchange but does not timely deliver the related cash and shares of Common Stock, the Company will, as promptly as practical thereafter (but in any event, no later than the fourth Trading Day immediately following the last Trading Day of the relevant Cash Settlement

Averaging Period) convert the Notes as set forth under Section 7.02(a). The Company’s designation of a Designated Institution to which the Notes may be submitted for exchange does not require the Designated Institution to accept any Notes. The Company will not pay any consideration to, or otherwise enter into any agreement with, the Designated Institution for or with respect to such designation.
Section 7.03 Increase of Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes.
     (a) If a Noteholder elects to convert Notes in connection with a Make-Whole Fundamental Change, then the Applicable Conversion Rate of the Notes being converted by such Noteholder shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) if any, as described herein. For purposes of this Section 7.03, any conversion of the Notes by a Noteholder will be deemed to be “in connection with” such Make-Whole Fundamental Change if it occurs during the period that begins on the Effective Date of such Make-Whole Fundamental Change and ends on (and includes) the Business Day prior to the Fundamental Change Repurchase Date relating to such Make-Whole Fundamental Change.
     The increase in the Applicable Conversion Rate in connection with a Make-Whole Fundamental Change, expressed as a number of Additional Shares, will be determined by the Company by reference to the table and adjustments thereto as provided in Section 7.03(b), based on the Effective Date of the Make-Whole Fundamental Change and the applicable Stock Price. Any such increase in the Applicable Conversion Rate will be effected by adding to each of the Daily Conversion Rate Fractions 1/20th of the applicable number of Additional Shares set forth in the tables in clause (b) below with respect to such Make-Whole Fundamental Change.
     (b) The following table sets forth the Stock Price, Effective Date and number of Additional Shares by which the Applicable Conversion Rate will be increased upon a conversion in connection with a Make-Whole Fundamental Change that occurs in the corresponding period to be determined by reference to the Stock Price and Effective Date of the Make-Whole Fundamental Change:

NUMBER OF ADDITIONAL SHARES
(PER $1,000 PRINCIPAL AMOUNT OF THE NOTES)

Effective Date	Stock Price

	$20.21	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00

August 19, 2008	18.5552	14.2096	11.9859	9.5052	6.8850	5.0571	3.7372	2.7592	2.0210	1.4572	1.0241	0.6911	0.4363	0.2444	0.1069	0.0231

August 15, 2009	18.5552	13.3273	11.0232	8.6045	6.1009	4.4009	3.2015	2.3292	1.6806	1.1913	0.8192	0.5359	0.3212	0.1620	0.0532	0.0000

August 15, 2010	18.5552	12.2709	9.7947	7.4302	5.0752	3.5483	2.5139	1.7860	1.2583	0.8678	0.5753	0.3553	0.1910	0.0740	0.0058	0.0000

August 15, 2011	18.5552	10.9950	8.1773	5.8503	3.7042	2.4328	1.6406	1.1195	0.7593	0.5006	0.3100	0.1678	0.0645	0.0026	0.0000	0.0000

August 15, 2012	18.5552	9.5428	5.9297	3.5739	1.7847	0.9596	0.5659	0.3586	0.2321	0.1427	0.0728	0.0183	0.0000	0.0000	0.0000	0.0000

August 15, 2013	18.5552	9.0676	2.4021	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
provided, however, that:
     (i) if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the tables above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the tables above in the row immediately below the title “Effective Date,” then the number of Additional Shares for such Make-Whole Fundamental Change shall be determined by the

Company by a straight-line interpolation between the number of Additional Shares set forth for such higher and lower Stock Prices, and the earlier and later Effective Dates based on a 365 day year, as applicable;
     (ii) if the actual Stock Price of such Make-Whole Fundamental Change is greater than $95.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $20.21 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the number of Additional Shares shall be equal to zero and this Section 7.03 shall not require the Company to increase the Applicable Conversion Rate with respect to such Make-Whole Fundamental Change;
     (iii) if an event occurs that requires, pursuant to Section 7.04, an adjustment to the Base Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the tables above under the row titled “Stock Price” shall be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Base Conversion Rate in effect immediately before such adjustment to the Base Conversion Rate and whose denominator is the Base Conversion Rate to be in effect, in accordance with Section 8.04, immediately after such adjustment to the Base Conversion Rate; and
     (iv) each number of Additional Shares set forth in the tables above shall be adjusted in the same manner in which, and for the same events for which, the Base Conversion Rate is to be adjusted pursuant to Section 7.04.
     In no event will the Applicable Conversion Rate after adjustment described in this Section 7.03(b) exceed 49.4805 per $1,000 principal amount of Notes, subject to adjustments as set forth in Section 8.04.
     (c) For the avoidance of doubt, the increases provided for in Section 7.03 shall only be made with respect to the Notes being converted in connection with such Make-Whole Fundamental Change and shall not be effective as to any Notes not so converted.
     (d) The Company will give notice of a Make-Whole Fundamental Change to all record Noteholders and to the Trustee and the Conversion Agent no later than (i) the Effective Date of a Make-Whole Fundamental Change described in clause (d) of the definition of Fundamental Change or (ii) two Business Days after the Company learns of a Make-Whole Fundamental Change described in clause (a) of the definition of Fundamental Change. Each such notice shall state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Applicable Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase).
Section 7.04 Adjustment of Base Conversion Rate. The Base Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of the outstanding shares of Common Stock, or if the Company effects a share split or share combination, the Base Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	OS’

OS0

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR’	=	the new Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of outstanding shares of Common Stock immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be, assuming, for this purpose only, the completion of such dividend, distribution, share split or share combination, as the case may be, immediately prior to the open of business on such date.
Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 7.04(a) is declared but not so paid or made, or any split or combination of the type described in this Section 7.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the new Base Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.
     (b) In case the Company shall distribute to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days after the Record Date of such distribution to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock on the 10 Trading Days immediately preceding the date that such distribution was first publicly announced, the Base Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	OS0 + X

OS0 + Y

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the new Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of outstanding shares of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution of such rights or warrants.
Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such distribution had not been declared.
     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the applicable Last Reported Sale Price of the Common Stock, and in determining the aggregate exercise price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. In no event shall the Base Conversion Rate be decreased pursuant to this Section 7.04(b), except for readjustments described above.
     (c) In case the Company shall distribute shares of its capital stock, evidences of its indebtedness or other of its assets or property other than (i) dividends or distributions covered by Section 7.04(a) or Section 7.04(b), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs to which the provisions set forth below in this Section 7.04(c) shall apply (any of such shares of capital stock, indebtedness, or other asset or property hereinafter in this Section 7.04(c) called the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case, the Base Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0

SP0 — FMV

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the new Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors or a committee thereof) of the Distributed Property with respect to one share of the Common Stock on the Ex-Dividend Date for such distribution.
Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall receive on the date on which the Distributed Property is distributed to holders of the Common Stock, for each $1,000 principal amount of Notes upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Applicable Daily Conversion Rate on the Record Date for such distribution. Except as provided below, if the Board of Directors determines “FMV” for purposes of this Section 7.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
     In lieu of the foregoing, with respect to an adjustment pursuant to this Section 7.04(c) where there has been a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Base Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	FMV0 + MP0

MP0

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of the Spin-Off;

CR’	=	the new Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date of the Spin-Off;

FMV	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of the Common Stock on its principal trading market applicable to one share of the Common Stock over the 10 consecutive Trading Days immediately following, and including, the Ex-Dividend Date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Spin-Off Valuation Period.
The adjustment to the Base Conversion Rate under the preceding paragraph will be deemed to be effective immediately after the open of business on the Ex-Dividend Date of the Spin-Off; provided that, for purposes of determining the Base Conversion Rate, in respect of any Trading Day during a Cash Settlement Averaging Period during a Spin-Off Valuation Period, references in the portion of this Section

7.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and such Trading Day.
     If any distribution referred to above is declared but not paid or made, the Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (d) If the Company pays any cash dividend in excess of the Base Dividend Amount in the aggregate in any single quarterly period (i.e., January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31) to all or substantially all holders of the Common Stock, the Base Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0

SP0 — C

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the new Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the aggregate amount by which the aggregate amount of cash so distributed in any single quarterly period applicable to one share of Common Stock exceeds the Base Dividend Amount.
Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes upon conversion, the amount of cash such holder would have received had such holder owned a number of shares equal to the Applicable Daily Conversion Rate on the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 8.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into cash and one or more classes of Common Stock, if an adjustment to the Base Conversion Rate is thereafter required pursuant to this Section 8.04(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of an amount of cash and shares equal to the number of shares of each class of Common Stock into which the Notes are then convertible plus the cash issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Base Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS’)

OS0 x SP’

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the close of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the new Base Conversion Rate in effect immediately after the close of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of outstanding shares of Common Stock immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of outstanding shares of Common Stock immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange pursuant to such tender offer or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Days commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
Such adjustment to become effective immediately after the close of business on the Trading Day immediately following the date such tender or exchange offer expires; provided that, for purposes of determining the Base Conversion Rate, in respect of any Trading Day during a Cash Settlement Averaging Period during the 10 Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 7.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and such Trading Date. If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any or all or any such purchase or all such purchases are rescinded, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would then be in effect if such tender or exchange offer had not been made. In no event shall the Base Conversion Rate be decreased pursuant to this Section 7.04(e), except with respect to readjustment described above.
     (f) For purposes of this Section 7.04, the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (g) Except as stated herein, the Company shall not adjust the Base Conversion Rate for the issuance or acquisition of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.
     (h) In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 7.04, and to the extent permitted by applicable law and subject to the applicable rules of the National Securities Exchange, the Company from time to time may increase the Base Conversion Rate by any amount for a period of at least 20 Business Days. In addition, the Company may also (but, except as provided herein, is not required to) increase the Base Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Base Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05 a notice of the increase at least 15 calendar days prior to the date the increased Base Conversion Rate takes effect, and such notice shall state the increased Base Conversion Rate and the period during which it will be in effect.
     (i) The Base Conversion Rate will not be adjusted:
     (i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;
     (ii) upon the issuance of any shares of the Common Stock or restricted stock units or options or rights (including stockholder appreciation rights) to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
     (iv) upon the repurchase of any of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in this Section 7.04;
     (v) for a change in the par value of the Common Stock;
     (vi) for accrued and unpaid interest, if any.
     (j) All calculations and other determinations under this Article 7 shall be made by the Company to the nearest one-ten thousandth (1/10,000th) of a share, and such calculations and determinations shall be provided to the Trustee in an Officers’ Certificate as set forth herein. Notwithstanding anything in this Section 7.04, the Company will not be required to adjust the Base Conversion Rate unless the adjustment would result in a change of at least 1% of the Base Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Base Conversion Rate and take them into account when determining subsequent adjustments. In addition, the

Company will make any carry forward adjustments not otherwise effected upon conversion of the Notes (at the beginning of the applicable Cash Settlement Averaging Period). No adjustment to the Base Conversion Rate will be made if it results in a Base Conversion Price that is less than the par value (if any) of Common Stock.
     (k) At any time the Base Conversion Rate is adjusted as described in this Section 7.04, the Incremental Share Factor and Daily Share Cap will be adjusted in the same proportion.
     (l) Whenever the Base Conversion Rate, Incremental Share Factor and Daily Share Cap are adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Base Conversion Rate, Incremental Share Factor and Daily Share Cap after such adjustment and setting forth the adjustment calculation and a brief statement of the facts requiring such adjustment. Unless and until the Trustee shall have received such Officers’ Certificate, the Trustee and Conversion Agent shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate, Incremental Share Factor or Daily Share Cap and may assume without inquiry that the last, Base Conversion Rate, Incremental Share Factor and Daily Share Cap of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Base Conversion Rate, Incremental Share Factor and Daily Share Cap setting forth the adjusted Base Conversion Rate, Incremental Share Factor and Daily Share Cap and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate, Incremental Share Factor and Daily Share Cap to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05, within 10 calendar days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (m) For purposes of this Section 7.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (n) The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate where the Ex-Dividend Date of the event occurs, during any consecutive Trading Day period used for the measurement of any adjustment required under this Section 7.04. In addition, if the effective date of any adjustment event described in this 7.04 occurs during a Cash Settlement Averaging Period for any Notes, then the Company will make proportional adjustments to the number of deliverable shares for each Trading Day during the portion of the Cash Settlement Averaging Period preceding the effective date of such adjustment event.
Section 7.05 [RESERVED]
Section 7.06 Effect of Reclassification, Consolidation, Merger or Sale; Treatment of Reference Property.
     (a) Upon the occurrence of (i) any reclassification of the Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or combination involving the Company, or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company, and pursuant to such reclassification, consolidation, merger, combination, sale or conveyance, the Common Stock is converted into or exchanged for stock, other securities, other property or assets (including cash) or any combination thereof (any such event a “Merger Event”), then the Company, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture providing that, at the effective time of the Merger Event, the right to receive shares of Common Stock, if any, upon conversion of a Note with respect to the portion of the Daily Conversion Value in excess of $50 will be changed into the right to receive the kind and amount of shares of stock, other securities or other property or assets (including cash) or any combination thereof (in the same proportions) that a holder would have been entitled to receive (the “Reference Property”) in such transaction in respect of such Common Stock, and from and after the effective time of such transaction, the Daily Conversion Values and Daily Share Amounts will be determined based on the values and amounts, as applicable, of one unit of Reference Property (a “unit” of Reference Property being the kind and amount thereof (in the same proportions) of Reference Property that a holder of one share of Common Stock would receive in such transaction) and the Daily Conversion Rate Fractions will relate to such units of Reference Property.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 7.06, the Company shall promptly give the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in this First Supplemental Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (b) If the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be (i) if holders of the majority of Common Stock affirmatively make such election, the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if the holders of a majority of Common Stock do not make such an election, the types and amount of consideration actually received by such holders.
     (c) None of the foregoing provisions shall affect the right of a Noteholder to convert its Notes in accordance with the provisions of this Article 7 prior to the Effective Date of such Merger Event. The provisions of this Section 7.06 shall similarly apply to successive Merger Events.
Section 7.07 Certain Covenants.
     (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
     (c) The Company further covenants that if at any time the Common Stock shall be listed on any U.S. national or regional securities exchange or automated quotation system the Company shall, if permitted and required by the rules of the relevant exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
Section 7.08 Responsibility of Trustee. The Trustee (and if different, the Conversion Agent) shall not at any time have any obligation to make any calculations or other determinations under this Article 7, except as provided in Section 7.01(c). The Trustee (and if different, the Conversion Agent) shall have no duty or responsibility to any Noteholder to determine the Applicable Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Base Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee (and if different, the Conversion Agent) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any calculations or determinations made by the Company under this Supplemental Indenture or of any provisions contained in any supplemental indenture entered into pursuant to Section 7.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 7.06 or to any adjustment to be made with respect thereto. Subject to the provisions of Section 801 of the Base Indenture, the Trustee (and if different, the Conversion Agent) may accept (without any independent investigation) as conclusive evidence of the correctness of any such calculations, determinations or provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee and Conversion Agent in connection with the Company’s Conversion Obligation and prior to the execution of any such supplemental indenture) with respect thereto. In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) in performing its duties and responsibilities under this Supplemental Indenture, even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.
Section 7.09 Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Base Conversion Rate pursuant to Section 7.04; or
     (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Base Conversion Rate pursuant to Section 7.04; or
     (c) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company.

     The Company shall give to the Trustee and to mail to each Noteholder at its address appearing on the Note Register or publicly announce, unless another notice of such event is specified elsewhere in this Supplemental Indenture, at least 15 calendar days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
Section 7.10 Shareholder Rights Plans.
     (a) In the event the Company adopts or implements a shareholder rights agreement (a “Shareholder Rights Plan”) pursuant to which certain rights (the “Rights”) are distributed to the holders of Common Stock and such Shareholder Rights Plan provides that each share of Common Stock issued upon conversion of the Notes at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the conversion privilege or Conversion Rate at any time prior to the distribution of separate certificates representing such Rights. If, however, prior to any conversion, the Rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock the Company’s assets, debt securities or rights as described in Section 7.04(c) hereof, subject to readjustment in the event of the expiration or termination of such Rights.
     (b) In the event that the Company distributes rights or warrants pursuant to any shareholder rights plan to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, then such rights or warrants shall be deemed not to have been distributed for purposes of Section 7.04(c) (and no adjustment to the Base Conversion Rate under Section 7.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Base Conversion Rate shall be made under Section 7.04(c); provided, however, no person (including a participant in a group within the meaning of Section 13(d)(3) of the Exchange Act) whose actions or ownership caused the separation of the Rights from the Common Stock shall be entitled to such adjustments. In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Base Conversion Rate under Section 7.04(c) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Base Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Base Conversion Rate shall be readjusted as if such rights and warrants had not been issued; provided, however, no person (including a participant in a group within the meaning of Section 13(d) of the Exchange Act) whose actions or ownership caused the separation of the Rights from the Common Stock shall be entitled to such adjustments.
ARTICLE 8
Repurchase of Notes at Option of Holders
Section 8.01 Repurchase at Option of Holders upon a Fundamental Change.
     (a) In the event a Fundamental Change shall occur at any time when any Notes remain outstanding, each Noteholder shall have the right, at such holder’s option, to require the Company to purchase all of such holders’ Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the “Fundamental Change Repurchase Date”) that is not less than 20 nor more than 35 Business Days (or any longer period required by law) after the date on which the Company gives the notice of such Fundamental Change pursuant to clause (b) below, at a purchase price in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If such Fundamental Change Repurchase Date falls after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the principal amount to the Noteholders surrendering the Notes for repurchase pursuant to this Section 8.01, and pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record on the close of business on the corresponding Interest Record Date. Repurchases of Notes under this Section 8.01 shall be made on the Fundamental Change Repurchase Date, at the option of the holder thereof, upon:
     (i) delivery to the Paying Agent by a holder of a duly completed notice in the form set forth on the reverse of the Note as Exhibit C thereto (the “Fundamental Change Repurchase Notice”) on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
     (ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the corporate trust office of the Paying Agent in the United States, such book-entry transfer or delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 8.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:
          (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
          (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
          (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture; provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

     Any repurchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the payment of the Fundamental Change Repurchase Price promptly following the later of the Business Day following the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 8.03(a).
     Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 8.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.02 below.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
     (b) Within 15 Business Days after the occurrence of a Fundamental Change, the Company shall give to the Trustee, the Paying Agent and the Conversion Agent and provide or cause to be provided to all holders of record of the Notes a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Effective Date of the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Simultaneously with the providing of such notice, the Company will also publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.
     Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the effective date of the Fundamental Change;
     (iii) the last date on which a holder may exercise the repurchase right set forth in this Section 8.01;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) the Base Conversion Rate, and if applicable, any adjustments to the Applicable Conversion Rate;
     (viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms hereof;
     (ix) that the holder must exercise the repurchase right set forth in this Section 8.01 on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

     (x) that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and
     (xi) the procedures that holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 8.01.
     (c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).
     (d) In connection with any purchase offer, the Company will, to the extent applicable:
     (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act;
     (ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act; and
     (iii) otherwise comply with all applicable U.S. federal and state securities laws in connection with any offer by the Company to purchase the Notes.
Section 8.02 Withdrawal of a Fundamental Change Repurchase Notice.
     (a) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the corporate trust office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:
     (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note;
     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and
     (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
Section 8.03 Deposit of Fundamental Change Repurchase Price.
     (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 606 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the

Business Day following the Fundamental Change Repurchase Date, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made on the later of (i) the Business Day following the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 8.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 8.01, by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (b) If by 11:00 a.m., New York City time, on the Business Day following the Fundamental Change Date the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased, then (i) such Notes will cease to be outstanding and interest, if any, will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (ii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes).
     (c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 8.01, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
ARTICLE 9
Subsidiary Guarantees
Section 9.01 Future Subsidiary Guarantors. If any Subsidiary of the Company guarantees or becomes a co-obligor with respect to any indebtedness of the Company or another Subsidiary Guarantor for borrowed money other than indebtedness under the Senior Credit Facilities and the Notes such Subsidiary will be required to Guarantee the Notes equally and ratably with such other indebtedness pursuant to a supplement to the Indenture in the form attached hereto as Exhibit E.
Section 9.02 Mergers, Etc: No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), whether or not affiliated with such Subsidiary Guarantor, unless
     (a) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) shall execute a supplement to the Indenture providing for a Guarantee and deliver an Opinion of Counsel satisfactory to the Trustee to the effect that such transaction is permitted; and
     (b) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing.
Section 9.03 Release. Notwithstanding any other provisions of this Supplemental Indenture, in the event of a sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets or all of the capital stock of any Subsidiary Guarantor owned by the Company or the Company’s Subsidiaries, then such Subsidiary Guarantor will be released and relieved of any obligations pursuant to Article 9 hereof and any supplemental indenture executed in accordance with Section 9.01 hereof. In addition, if no Events of Default have occurred and are continuing and a Subsidiary Guarantor ceases to guarantee or be a co-obligor with respect to any indebtedness of the Company or another Subsidiary Guarantor for borrowed money, other than indebtedness under the Senior Credit Facilities and the Notes, then upon delivery to the Trustee of an Officers’ Certificate to the foregoing effect, the Subsidiary Guarantees will be released and any obligations pursuant to Article 9 hereof and any supplemental indenture executed in accordance with Section 9.01 hereof will cease to apply, subject to reinstatement if the foregoing release condition is no longer satisfied.
ARTICLE 10
Defeasance and Discharge Section
Section 10.01 No Defeasance. Article 13 of the Base Indenture shall not apply to the Notes.
Section 10.02 Discharge of the Indenture. Section 4.01 of the Base Indenture shall not apply to the Notes. However, the Company may satisfy and discharge its obligations under the Indenture by delivering to the Trustee for cancellation all outstanding Notes or by depositing with the Trustee, the Paying Agent or the Conversion Agent, if applicable, after all outstanding Notes have become due and payable, whether at the Maturity Date or a Fundamental Change Purchase Date, or upon conversion or otherwise, cash and shares of common stock or other consideration (as applicable under the terms hereof) sufficient to pay all amounts due under the outstanding Notes and paying all other sums payable under the Indenture.
ARTICLE 11
No Personal Liability of Directors, Officers, Employees and Stockholders
Section 11.01 No Personal Liability of Directors, Officers, Employees and Stockholders
     With respect to the Notes, Section 1501 of the Base Indenture shall be replaced in its entirety with the following:
     “No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.”
ARTICLE 12
Sinking Funds
Section 12.01 No Sinking Funds. Article 12 of the Base Indenture shall not apply to the Notes.

ARTICLE 13
Miscellaneous Provisions
Section 13.01 Ratification and Incorporation of Base Indenture. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 13.02 Governing Law. NOTWITHSTANDING SECTION 112 OF THE BASE INDENTURE THIS INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.
Section 13.03 No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 13.04 Trust Indenture Act. This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
Section 13.05 Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
Section 13.06 Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Supplemental Indenture and the Notes (including, but not limited to, any determinations of the Last Reported Sale Price of the Common Stock, the Applicable Stock Price, accrued interest, the Daily Conversion Rate Fractions, conversion rate adjustments, and Settlement Amounts). The Company shall make all such calculations in good faith and, absent manifest error; its calculations will be final and binding on Noteholders. The Company shall provide a schedule of its calculations to each of the Trustee (and if different, the Conversion Agent) and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Noteholder upon the written request of such Noteholder.
Section 13.07 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 13.08 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 13.09 Severability. In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representatives as of the date first above written.

THE COMPANY:

FERRO CORPORATION

By:	/s/ John T. Bingle

Name: John T. Bingle
Title: Treasurer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Holly Pattison

Name: Holly Pattison
Title: Vice President

EXHIBIT A
[FORM OF FACE OF NOTE]
     [UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”) TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
FERRO CORPORATION
6.50% Convertible Senior Note due 2013

No.	$

CUSIP No.

     Ferro Corporation, a corporation duly organized and validly existing under the laws of the State of Ohio (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to           , or registered assigns, the principal sum of $           Dollars (which amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on August 15, 2013.
     This Note shall bear interest at the rate of 6.50% per year (subject to increase as set forth in Section 4.02 of the First Supplemental Indenture) from August 19, 2008 to August 15, 2013, or until such date on which this Security is converted, purchased or as otherwise provided herein. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 2009, to Holders of record at the close of business on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively.
     Payment of the principal of and premium, if any, and accrued and unpaid interest on this Note shall be made at the office or agency of the Company maintained for that purpose in the United States, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Each installment of interest may be paid by check mailed to such Holder’s address as it appears in the Note Register; provided, however, that, with respect to any Holder with an aggregate principal amount in excess of $1,000,000, at the application of such Holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, accrued and unpaid interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States, which application shall remain in effect until the Holder notifies the Trustee and Paying Agent to the contrary; provided that any payment to the

Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash and Common Stock, if any, on the terms set forth in the Indenture.
     This Note shall be governed by the laws of the State of New York.
     This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

FERRO CORPORATION
By:
Name:
Title:

Attest:

By:

Name:
	Title:	[Secretary/Assistant Secretary]

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

U. S. BANK NATIONAL ASSOCIATION
By:
Authorized Signature

[FORM OF REVERSE OF NOTE]
FERRO CORPORATION
6.50% Convertible Senior Note due 2013
     This Note is one of a duly authorized issue of Securities of the Company, designated as its 6.50% Convertible Senior Notes due 2013 (herein called the “Notes”), issued or to be issued under and pursuant to an Indenture dated as of March 5, 2008 by the Company and U.S. Bank National Association (herein called the “Trustee”) (herein called the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of August 19, 2008 by the Company and the Trustee (herein called the “First Supplemental Indenture” and the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”) to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, except as set forth in Section 4.02 of the First Supplemental Indenture, the principal of, premium, if any, and interest accrued through the date of such declaration on all Notes may be declared, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. In the case of certain events of bankruptcy or insolvency relating to the Company or a significant subsidiary of the Company, the principal of, premium, if any, and interest accrued through the date of such event on all Notes shall automatically become and be immediately due and payable.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority of outstanding principal amount of the Notes, evidenced as provided in the Indenture, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. The Indenture also provides that, subject to certain exceptions, the Holders of a majority of outstanding principal amount of the Notes may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default under the Indenture and its consequences.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
     The Notes are not subject to redemption through the operation of any sinking fund.

     Upon the occurrence of a Fundamental Change the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) at the price specified in the Indenture.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash and shares of Common Stock, if any, based on the Applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

SCHEDULE A
FERRO CORPORATION
6.50% Convertible Senior Notes due 2013
     The initial principal amount of this Global Note is $          . The following increases or decreases in this Global Note have been made:

Principal Amount of
	Amount of decrease	Amount of increase	this Global Note	Signature of
	in Principal Amount	in Principal Amount	following such	authorized signatory of
Date of Exchange	of this Global Note	of this Global Note	decrease or increase	Trustee or Custodian

EXHIBIT B
[FORM OF NOTICE OF CONVERSION]
To:  Ferro Corporation
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and, if applicable, shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the cash and shares, if applicable, of Common Stock issuable and deliverable upon such conversion, together with any cash in lieu of fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note. The undersigned hereby acknowledges that this Notice of Conversion is irrevocable.

Dated:

Signature(s)
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

B-1

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

B-2

EXHIBIT C
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To:  Ferro Corporation
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Ferro Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date. In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D
[FORM OF ASSIGNMENT AND TRANSFER]
For value received            hereby sell(s), assign(s) and transfer(s) unto            (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-1

EXHIBIT E
[FORM OF SUBSIDIARY GUARANTEE]
     Supplemental Indenture (this “Supplemental Indenture”), dated as of ____________, 200___, by ____________ (the “Subsidiary Guarantor”), a subsidiary of Ferro Corporation (or its permitted successor), an Ohio corporation (the “Company”), the Company and ____________, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of ____________, 200___ providing for the issuance of ___% Convertible Senior Notes due 20___ (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees to provide an unconditional Guarantee on the following terms and conditions:
     (a) Subject to this Section 2, the Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
     (i) the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, conversion or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, conversion or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantor will be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Subsidiary Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, as supplemented by this Supplemental Indenture.
     (c) If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantor, any amount paid by either to the Trustee or such Noteholder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) The Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantor, on the one hand, and the Noteholders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantor for the purpose of this Note Guarantee. The Subsidiary Guarantor will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Note Guarantee.
     3. Execution and Delivery of the Note Guarantee. To evidence its Note Guarantee set forth in Section 2 hereof, the Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Annex A hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
     4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated: ____________, 20___

[Subsidiary Guarantor]

By:

Name: Title:

[Company]

By:

Name: Title:

[Existing Subsidiary Guarantors]

By:

Name: Title:

[Trustee],
as Trustee

By:

Authorized Signatory

Annex A
[FORM OF NOTATION OF SUBSIDIARY GUARANTEE]
     For value received, the Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Supplemental Indenture dated as of ____________, 200___ (the “Supplemental Indenture”) among ____________, (the “Company”), ____________ (the “Subsidiary Guarantor”)[, the existing Subsidiary Guarantors party thereto] and ____________, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption, conversion or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee all in accordance with the terms of the Supplemental Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantor to the holders of Notes and to the Trustee are expressly set forth in Section 2 of the Supplemental Indenture.
     Capitalized terms used but not defined herein have the meanings given to them in the Supplemental Indenture.

[Name of Subsidiary Guarantor]

By:

Name: Title: